SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2008

ESMARK INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-33851	20-8626148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1134 Market Street, Wheeling, WV	26003
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (304) 234-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On April 30, 2008, Esmark Incorporated (the “Company”), issued a press release announcing its financial results for the quarter and year ended December 31, 2007. The full text of the press release, together with unaudited financial statements, is furnished herewith as Exhibit 99.1.

In accordance with General Instructions B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of existing employment agreements terminating on May 10, 2008, the Company entered into new as amended employment agreements with certain executive officers including all of its named executive officers. The terms of the employment agreements were approved by the Company’s compensation committee on March 12, 2008 and the full board of directors on March 13, 2008 subject to execution. The new employment agreements replace prior agreements which were to terminate May 10, 2008.

Except as noted below, the new employment agreements are substantially in the same form as the prior agreements and reflect salaries previously established for the executive officers except as noted below. The agreements each have a one-year term and are renewable for successive one-year terms. In the event of the executive’s termination without cause or for good reason, the agreements provide for salary continuance for one year and payment of the target bonus amount. For these terminations following a change of control, the agreements provide that the executives receive a multiple of salary and maximum bonus. In all of these circumstances, outstanding equity grants are fully vested. The agreements continue to treat a termination by the executive within a fixed period after or not longer than six months a change of control as a good reason termination. The agreements eliminate the lump sum change of control benefits in the prior agreements and otherwise retain the same multiples of salary and bonus as the prior agreements except that the multiples were increased to 2.5 for David A. Luptak, Executive Vice President, Mill Operations and Thomas A. Modrowski, Executive Vice President, Downstream Operations and were set at 2.5 for Michael Ogrizovich, President, Service Center Group (ESSG) and 2.0 for John Krupinski, Vice President and Controller, Downstream Operations who were not previously employed under this form of employment agreement.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Esmark Incorporated press release dated April 30, 2008 (Earnings)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ESMARK INCORPORATED

By:	/s/ Paul J. Mooney
Paul J. Mooney Executive Vice President and Chief Financial Officer

Dated: May 1, 2008